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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the consolidated financial statements of Waste Connections, Inc. and Predecessors included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

Our audits also included the financial statement schedule of Waste Connections, Inc. and Predecessors listed in Item 31(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 2, 1998 (except for Note 12, as to which the date is October 22, 1998) with respect to the combined financial statements of the Murrey Companies included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998, with respect to the financial statements of Madera Disposal Systems, Inc. included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 8, 1998, with respect to the financial statements of Arrow Sanitary Service, Inc. included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 36, 1998, with respect to the financial statements of Contractor's Waste Removal, L.C., included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 1998, with respect to the consolidated financial statements of Curry Transfer and Recycling, Inc. included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 30, 1998, with respect to the combined financial statements of Butler County Landfill, Inc. and Kobus Construction, Inc. included in Post Effective Amendment No. 4 to the Registration Statement (Form S-4 No. 333-65615) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.



                                                          /s/  ERNST & YOUNG LLP

Sacramento, California
January 6, 1999